UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2018

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-36532	98-1220792
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

240 Matheson Blvd. East,		L4Z 1X1
Mississauga, Ontario
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 571-5555

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01 Other Events.

On May 10, 2018, Sphere 3D Corp. (the “Company”) offered and sold to Roth Capital Partners, LLC (“Roth Capital”) an aggregate of 640,800 of its common shares, no par value per share, to satisfy payment obligations incurred by the Company to Roth Capital in the aggregate amount of $277,755. The Company incurred such obligations to Roth Capital as a result of the provision by Roth Capital to the Special Committee of the Board of Directors of the Company, in its capacity as the financial advisor to such committee pursuant to that certain engagement letter dated February 14, 2018, of an opinion regarding the fairness to the Company, from a financial point of view, of the purchase price to be received by the Company as a result of the proposed sale by the Company to Silicon Valley Technology Partners LLC, a Delaware limited liability company established and controlled by Eric Kelly, the Chief Executive Officer and Chairman of the Board of Directors of the Company (the “Purchaser”), of all of the issued and outstanding shares of the capital stock of Overland Storage, Inc. (“Overland”), pursuant to that certain share purchase agreement that the Company, Overland and the Purchaser entered into on February 20, 2018.

The common shares are being offered and sold by the Company to Roth Capital under the Company’s registration statement on Form F-3 (File No. 333-206357), as supplemented by the prospectus supplement filed with the Securities and Exchange Commission on May 10, 2018.

A copy of the opinion of Stikeman Elliott LLP relating to the legality of the common shares is attached hereto as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Stikeman Elliott LLP

23.1	Consent of Stikeman Elliott LLP (included in Exhibit 5.1 hereto)

_______________

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, the entry into the Purchase Agreement dated February 20, 2018 with Silicon Valley Technology Partners LLC (“Purchaser”), an entity established and controlled by Eric Kelly, chairman and chief executive officer of the Company, pursuant to which Purchaser proposes to acquire Overland Storage, Inc. and the Data Protection and Archive business from the Company; Purchaser’s inability to obtain sufficient financing to fund such acquisition and the Company’s inability to meet the closing conditions and to close such acquisition on a timely basis; the Company’s inability to obtain additional debt or equity financing or to refinance its debt; any increase in the Company’s cash needs; the Company’s ability to maintain listing with the NASDAQ Capital Market; the Company’s ability to successfully integrate the UCX and HVE ConneXions business with the Company’s other businesses; unforeseen changes in the course of the business of the Company or the business of its wholly-owned subsidiaries, including, without limitation, Overland Storage and Tandberg Data; market adoption and performance of the Company’s products; the level of success of the Company’s collaborations and business partnerships; possible actions by customers, partners, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in the Company’s periodic reports contained in the Company’s Annual Information Form and other filings with Canadian securities regulators (www.sedar.com) and in prior periodic reports filed with the United States Securities and Exchange Commission (www.sec.gov). The Company undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERE 3D CORP.

May 10, 2018	By: /s/ Kurt L. Kalbfleisch
Name: Kurt L. Kalbfleisch
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Stikeman Elliott LLP

23.1	Consent of Stikeman Elliott LLP (included in Exhibit 5.1 hereto)